UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 5, 2021

Date of Report (Date of earliest event reported)

STRONG SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55819	38-3942046
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employ Identification Number)

102 North Curry Street, Carson City, Nevada 89703

(Address of Principal Executive Offices (Zip Code)

(775) 434-4451

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

Section 1-Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

A Special Meeting of the Board of Directors of Strong Solutions, Inc. (the “Company”) was held on April 5, 2021. The Board unanimously approved the cancellation of all business in the Ukraine due to the Pandemic.

The Company has just two contracts for property management and equipment rental in the Ukraine where the Pandemic has affected our business and as a result the Board of Directors has canceled its contracts with both Protel Management and Marcus effective January 1, 2021. The office rented for the Company has also been canceled as of January 1, 2021.

We provide property management services for Protel Management in the Ukraine. We own construction equipment which is rented out to Marcus monthly. Protel’s property is vacant due to the Pandemic. Marcus’ equipment rental stopped due the Pandemic. With no further business interests in the Ukraine, the Company stopped paying office rent as of January 1, 2021, as determined by the Board of Directors.

Section 5-Corporate Governance and Management

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of certain Officers and Directors

The special meeting was held in order to vote upon the following proposals:

1. Appointment of Officers

David Anderson was appointed President by a majority of the Board of Directors. Eric Stevenson was appointed Treasurer by a majority of the Board of Directors.

2. Directors and Officers Compensation

The Board of Directors unanimously approved issuing 500,000 shares of common stock to each Director as compensation for serving on the Board. Below is a list of Directors that were compensated and the amount of compensation:

David Anderson - 500,000 shares common stock

Oscar Kaalstad - 500,000 shares common stock

Eric Stevenson - 500,000 shares common stock

The Board of Directors unanimously approved issuing 500,000 shares of common stock to each Officer as compensation for serving as Management for Strong Solutions, Inc. In addition, each Officer will receive $10,000 a month in compensation and if no funds are available, the compensation shall accrue. Below is a list of Officers that were compensated:

David Anderson

Eric Stevenson

David Anderson, 82, has served as Chairman and Chief Executive Officer of Alternative Energy Group, Inc. since its formation. The Company was incorporated as a Delaware Corporation on June 15, 2006 and was re-domiciled as a Nevada Corporation in January 2009. Mr. Anderson’s contribution to management combines forty years of merchant and investment banking and over 30 years of oil and gas and non-conventional fuels in exploitation, production, and marketing since 1990. In May of 2020 Mr. Anderson became the President of Legacy Oil Corporation, an energy company focused on enhancement and rehabilitating oil and gas wells. Mr. Anderson is a member of the Independent Petroleum Association of America and a member of Pi Kappa Delta (Honorary Forensic Society).

Eric Stevenson, 75, has been President of Price Target Media, Inc. since 2010, a full-service public relations agency. In 2017, Mr. Stevenson became the President of RMC Homes, Inc., a modular builder of affordable housing. In 2019, Mr. Stevenson became Secretary of Legacy Oil Corp., an energy company focused on rehabilitating oil and gas wells. In May 2020, Mr. Stevenson became the Secretary of the Company.

Item 5.03 Amendments to Bylaws

The Board of Directors voted unanimously to amend and restate Strong Solutions, Inc. Bylaws after NV Share Services, LLC, the majority shareholder, gave a letter to the Company approving the changes to the Bylaws, as is required under Article IX.1 of the bylaws if amendments are made by the Board of Directors.

Item 9.01 Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws
99.1	Appointment of Officers
99.2	Directors and Officers Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strong Solutions, Inc.

Date: April 8, 2021	By:	/s/ Eric Stevenson
Eric Stevenson
Secretary